Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on form 20-F for the year ended December 31, 2018 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results from operations of the Company.

Date: April 24, 2019

	By:	/s/ Miguel Eduardo Padilla Silva
Miguel Eduardo Padilla Silva
Chief Executive Officer

Date: April 24, 2019

	By:	/s/ Gerardo Estrada Attolini
Gerardo Estrada Attolini
Director of Corporate Finance